Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of CVR Refining GP, LLC

and

The Unitholders of CVR Refining, LP

and

The General Partner of CVR Refining, LP

We consent to the use of our report included herein and to the reference to our firm under the headings “Summary Historical Consolidated and Combined Financial and Operating Data,” “Selected Historical Consolidated and Combined Financial and Operating Data,” and “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas
August 5, 2013